UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On June 30, 2008, Remedent, Inc. (the "Company"), entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve (12) months from the date of the Agreement. The Company has the option and right to extend the initial twelve (12) month exclusivity period for another twelve (12) months. The term of the Agreement will be for two years and will begin on June 30, 2008.

The Agreement is filed as Exhibit 10.1 to this Form 8-K. As the Company has applied for confidential treatment from the Securities and Exchange Commission with respect to certain commercially sensitive pricing terms contained in the Agreements, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol “[ *** ].”

The foregoing is qualified in its entirety by the Agreement. For further information see the Agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Distribution Agreement, dated June 30, 2008, by and between Remedent, Inc. and SensAble Technologies, Inc. *

* Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	July 2, 2008	By: /s/ Robin List

Robin List

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Distribution Agreement, dated June 30, 2008, by and between Remedent, Inc. and SensAble Technologies, Inc. *

* Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.